UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2008

(Date of Report: Date of earliest event reported)

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

    Delaware                                          000-24520                                   04-3021770

                    (State or other jurisdiction            (Commission File Number)             (IRS Employer ID No.)

            of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 101.     Entry into a Material Definitive Agreement.

Effective April 1, 2008, W Technologies, Inc. (the “Company”) and Inutrition, Inc. (“Inutrition” formally CSI Business Finance, Inc.) entered into an Amendment Agreement whereby Inutrition agreed to extend the due date on certain notes totaling over five hundred thousand dollars until November 7, 2008.  All documentation required to close the Amended Agreement was received on April 21, 2008.  As part of the extension of the notes, a new modified note in the amount of $538,519.76 (“Note”) was entered into which is secured by 21,115,436 shares of Betbrokers PLC stock (“Collateral”). The Note replaces the prior notes with Inutrition.  The Collateral securing the Note represents almost all of the remaining assets of the Company.   Accordingly, if the Company defaults on the Note, Inutrition, Inc. will be able to sell the Collateral to pay its obligations before any other creditors are paid.

In an effort to protect Inutrition’s security interest in the Collateral, the Company and Inutrition entered into a Pledge and Security Agreement and an Agreement to Hold Collateral which required the Collateral be placed with the Company’s transfer agent.  The proceeds of the sale of the Collateral, until the Note to Inutrition is paid in full, are to be allocated:  (i) one hundred percent 100% to Inutrition until the aggregate proceeds from the sale of the Collateral received by Inutrition is Thirty One Thousand dollars ($31,000); (ii) thereafter, fifty percent (50%) to Inutrition and fifty percent (50%) to the Company until the aggregate proceeds from the sale of the Collateral is three hundred thousand dollars ($300,000); (iii) thereafter, sixty seven percent (67%) to Inutrition and thirty three percent (33%) to the Company until the Modified Note is paid in full; provided, however, if the Modified Note is in default, Inutrition shall receive one hundred percent (100%) of the proceeds of the sale of the Collateral until the  Note is paid in full.  Under certain circumstances following default, Inutrition has agreed to permit the Company to receive up to twenty percent (20%) of the proceeds of the sale of the Collateral to pay Laurus Master Fund, Ltd.

ITEM 9.01  Financial statements and Exhibits

(d) Exhibits.

Exhibit 10.1

Amendment Agreement-Inutrition, Inc.

Exhibit 10.2

Pledge and Security Agreement-Inutrition, Inc.

Exhibit 10.3

Promissory Note-Inutrition, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Winning Edge International, Inc.

By: _/s/__Wayne Allyn Root___

Date: April 22, 2008

      Wayne Allyn Root